Heritage-Crystal Clean, Inc. Announces Third Quarter 2020 Financial Results

Third Quarter Highlights:

•Third quarter revenues of $87.1 million were up $7.6 million, or 9.6%, compared to the second quarter of 2020.

•Third quarter Environmental Services segment operating margin of 23.4% was up 9.4 percentage points quarter-over-quarter.

•Our Oil Business segment reported third quarter revenues of $24.7 million, an increase of 25.2% compared to the second quarter of 2020.

•Third quarter Oil Business segment operating margin was positive at 3.4%, an increase of 31.6 percentage points, compared to the negative operating margin in the second quarter of 2020.

•Net income attributable to common shareholders for the third quarter was $4.0 million compared to a net loss of $2.7 million in the second quarter of 2020.

•Our diluted earnings per share in the third quarter were $0.17 which represents a $0.28 per share improvement compared to the second quarter of 2020.

•Third quarter EBITDA of $11.0 million represents an increase of $8.2 million compared to the second quarter of 2020.

•Third quarter adjusted EBITDA was $12.2 million compared to negative $2.7 million in the second quarter of 2020.

ELGIN, IL, October 14, 2020 -- Heritage-Crystal Clean, Inc. (Nasdaq: HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the third quarter which ended September 5, 2020.

Third Quarter Review

Revenue for the third quarter of 2020 was $87.1 million compared to $104.8 million for the same quarter of 2019, a decrease of 16.9%.

Operating margin decreased to 17.8% compared to 20.5% in the third quarter of 2019 primarily due to decreased revenues as a result of the lower economic activity caused by the COVID-19 pandemic. Our third quarter SG&A expense decreased 12.7% to $10.5 million during the third quarter of 2020 compared to $12.0 million for the third quarter of 2019. The decrease was mainly driven by lower compensation costs, partially offset by higher severance expense.

Net income attributable to common shareholders for the third quarter was $4.0 million compared to net income attributable to common shareholders of $6.0 million in the year earlier quarter. Diluted earnings per share were $0.17 compared to diluted earnings per share of $0.25 in the year-ago quarter.

President and CEO Brian Recatto commented, "While we continue to feel the impact of lower economic activity as a result of the COVID-19 pandemic, we experienced significant improvement in our business during the third quarter compared to the second quarter which we believe was the low point of this pandemic driven downturn. The initiatives we put in place to adjust our cost structure during the second quarter helped minimize the negative impact on our profitability during the third quarter."

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, vacuum services, antifreeze recycling, and field services. Environmental Services revenue was $62.4 million during the quarter compared to $69.0 million during the third quarter of fiscal 2019. The 9.5% decrease in revenue was primarily due to COVID-19 related volume declines in most of our product and service lines, partially offset by favorable pricing variances in our parts cleaning and containerized waste lines of business. Environmental Services profit before corporate selling, general, and administrative expenses was $14.6 million compared to $17.8 million in the year-ago quarter, but $6.3 million, or 75%, higher compared to the second quarter of 2020.

Our Oil Business segment includes used oil collection activities, re-refining activities, and sales of recycled fuel oil. During the third quarter of fiscal 2020, Oil Business revenues decreased 31.1% to $24.7 million compared to $35.8 million in the third quarter of fiscal 2019. During the third quarter, the COVID-19 pandemic continued to drive decreased demand for finished lubricants directly impacting both the demand and price for our base oil products. However, revenue increased $5.0 million, or 25.2%, quarter-over-quarter as economic activity improved from pandemic-lows. In addition, base oil gallons produced in the third quarter of 2020 increased 76% from the second quarter of 2020 with production being in-line with the third quarter of 2019. Operating margin for the segment fell to 3.4% in the third quarter, compared to 10.5% in the year-ago-quarter, but increased 31.6 percentage points from the fiscal second quarter of 2020.

Recatto commented, "As demand for our base oil and the supply of used oil improved incrementally during the third quarter, we were able run our re-refinery efficiently which yielded vastly improved profitability in our Oil Business segment compared to the second quarter."

COVID-19 Update

During the third quarter we continued executing the Company's pandemic response plan to combat the COVID-19 outbreak-induced downturn in our business and remain focused on ensuring the health and safety of all our employees and their families.

Recatto commented, "We are impressed with the efforts of our employees as they continue to provide our customers the excellent service they've come to expect from Heritage-Crystal Clean despite the many personal and professional challenges they face as a result of the pandemic."

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries.
This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: developments in the COVID-19 pandemic and the resulting impact on our business and operations, future financial and operating results, future disclosures of historical financial and operating results, general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to successfully integrate businesses we acquire; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil;

further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil processing facilities including other re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; our ability to effectively manage our extended network of branch locations; the control of The Heritage Group over the Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 3, 2020 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.
Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily to small and mid-sized customers in the vehicle maintenance sector as well as manufacturers and other industrial businesses. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services, waste antifreeze collection, recycling and product sales, and field services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small-to-medium sized manufacturers, such as metal product fabricators and printers, and other industrial businesses. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Through our antifreeze program we recycle spent antifreeze and produce a full line of virgin-quality antifreeze products. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 89 branches serving approximately 91,000 customer locations.

Conference Call

The Company will host a conference call on Thursday, October 15, 2020 at 9:30 AM Central Time, during which management will give a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://crystal-clean.com/investor-relations/, and can participate on the call by dialing (833) 968-1975. After dialing the number, you will be required to provide the following passcode before being joined to the conference call: 4274573.

The Company uses its website to make information available to investors and the public at www.crystal-clean.com.
CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670

Heritage-Crystal Clean, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	September 5, 2020	December 28, 2019

ASSETS
Current assets:
Cash and cash equivalents	$52,650	$60,694
Accounts receivable - net	48,877	55,586
Inventory - net	24,835	29,373
Other current assets	8,475	7,104
Total current assets	134,837	152,757
Property, plant and equipment - net	157,473	154,911
Right of use assets	82,322	89,525
Equipment at customers - net	23,460	24,232
Software and intangible assets - net	18,002	16,892
Goodwill	37,513	32,997
Total assets	$453,607	$471,314

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,928	$38,058
Current portion of lease liabilities	21,563	20,407
Contract liabilities - net	2,268	2,252
Accrued salaries, wages, and benefits	6,279	6,771
Taxes payable	9,162	6,538
Other current liabilities	5,782	16,418
Total current liabilities	71,982	90,444
Lease liabilities, net of current portion	61,582	68,734
Long-term debt, less current maturities	29,557	29,348
Deferred income taxes	19,645	17,157
Total liabilities	$182,766	$205,683

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 23,295,600 and 23,191,498 shares issued and outstanding at September 5, 2020 and December 28, 2019, respectively	$233	$232
Additional paid-in capital	199,835	200,583
Retained earnings	70,773	64,182
Total Heritage-Crystal Clean, Inc. stockholders' equity	270,841	264,997
Noncontrolling interest	—	634
Total equity	270,841	265,631
Total liabilities and stockholders' equity	$453,607	$471,314

Heritage-Crystal Clean, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)

	Third Quarter Ended,		First Three Quarters Ended,
	September 5, 2020	September 7, 2019	September 5, 2020	September 7, 2019

Revenues
Service revenues	$53,257	$57,208	$169,262	$171,522
Product revenues	28,522	41,964	88,106	119,124
Rental income	5,355	5,668	16,548	14,967
Total revenues	$87,134	$104,840	$273,916	$305,613

Operating expenses
Operating costs	$67,125	$80,116	$222,669	$241,449
Selling, general, and administrative expenses	9,410	11,241	32,066	34,679
Depreciation and amortization	5,635	3,980	16,358	12,176
Other (income) expense - net	(441)	1,020	(6,967)	2,477
Operating income	5,405	8,483	9,790	14,832
Interest expense – net	284	181	842	629
Income before income taxes	5,121	8,302	8,948	14,203
Provision for income taxes	1,163	2,246	2,357	3,411
Net income	3,958	6,056	6,591	10,792
Income attributable to noncontrolling interest	—	86	—	278
Net income attributable to Heritage-Crystal Clean, Inc. common stockholders	$3,958	$5,970	$6,591	$10,514

Net income per share: basic	$0.17	$0.26	$0.28	$0.45
Net income per share: diluted	$0.17	$0.25	$0.28	$0.45

Number of weighted average shares outstanding: basic	23,294	23,185	23,277	23,146
Number of weighted average shares outstanding: diluted	23,479	23,421	23,456	23,384

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(Unaudited)

Third Quarter Ended,
September 5, 2020
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Service revenues	$47,532	$5,725	$—	$53,257
Product revenues	9,597	18,925	—	28,522
Rental income	5,310	45	—	5,355
Total revenues	$62,439	$24,695	$—	$87,134
Operating expenses
Operating costs	45,383	21,742	—	67,125
Operating depreciation and amortization	2,431	2,102	—	4,533
Profit before corporate selling, general, and administrative expenses	$14,625	$851	$—	$15,476
Selling, general, and administrative expenses			9,410	9,410
Depreciation and amortization from SG&A			1,102	1,102
Total selling, general, and administrative expenses			$10,512	$10,512
Other (income) - net			(441)	(441)
Operating income				5,405
Interest expense – net			284	284
Income before income taxes				$5,121

Third Quarter Ended,
September 7, 2019
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Service revenues	$54,066	$3,142	$—	$57,208
Product revenues	9,305	32,659	—	41,964
Rental income	5,620	48	—	5,668
Total revenues	$68,991	$35,849	$—	$104,840
Operating expenses
Operating costs	49,486	30,630	—	80,116
Operating depreciation and amortization	1,745	1,439	—	3,184
Profit before corporate selling, general, and administrative expenses	$17,760	$3,780	$—	$21,540
Selling, general, and administrative expenses			11,241	11,241
Depreciation and amortization from SG&A			796	796
Total selling, general, and administrative expenses			$12,037	$12,037
Other expense - net			1,020	1,020
Operating income				8,483
Interest expense – net			181	181
Income before income taxes				$8,302

First Three Quarters Ended,
September 5, 2020
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$154,589	$14,673	$—	$169,262
Product revenues	28,619	59,487	—	88,106
Rental income	16,483	65	—	16,548
Total revenues	$199,691	$74,225	$—	$273,916
Operating expenses
Operating costs	150,891	71,778	—	222,669
Operating depreciation and amortization	7,049	6,238	—	13,287
Profit (loss) before corporate selling, general, and administrative expenses	$41,751	$(3,791)	$—	$37,960
Selling, general, and administrative expenses			32,066	32,066
Depreciation and amortization from SG&A			3,071	3,071
Total selling, general, and administrative expenses			$35,137	$35,137
Other (income) - net			(6,967)	(6,967)
Operating income				9,790
Interest expense – net			842	842
Income before income taxes				$8,948

First Three Quarters Ended,
September 7, 2019
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$161,273	$10,249	$—	$171,522
Product revenues	29,620	89,504	—	119,124
Rental income	14,791	176	—	14,967
Total revenues	$205,684	$99,929	$—	$305,613
Operating expenses
Operating costs	149,024	92,425	—	241,449
Operating depreciation and amortization	5,252	4,308	—	9,560
Profit before corporate selling, general, and administrative expenses	$51,408	$3,196	$—	$54,604
Selling, general, and administrative expenses			34,679	34,679
Depreciation and amortization from SG&A			2,616	2,616
Total selling, general, and administrative expenses			$37,295	$37,295
Other expense - net			2,477	2,477
Operating income				14,832
Interest expense – net			629	629
Income before income taxes				$14,203

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and to Adjusted EBITDA
(Unaudited)

	Third Quarter Ended,		First Three Quarters Ended,

(thousands)	September 5, 2020	September 7, 2019	September 5, 2020	September 7, 2019
Net income	$3,958	$6,056	$6,591	$10,792

Interest expense – net	284	181	842	629

Provision for income taxes	1,163	2,246	2,357	3,411

Depreciation and amortization	5,635	3,980	16,358	12,176

EBITDA (a)	$11,040	$12,463	$26,148	$27,008

Non-cash compensation (b)	726	1,022	2,348	2,744

Severance and related costs(c)	422	80	791	746

Costs and asset write-offs associated with site closures (d)	22	1,020	160	2,530

Adoption of ASC 842 lease accounting standard(e)	—	—	—	2,202

Implementation costs of ASC 842(f)	—	—	—	355

Adjusted EBITDA (g)	$12,210	$14,585	$29,447	$35,585

(a)	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders, and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for income tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

(b)	Non-cash compensation expenses which are recorded in SG&A expense.

(c)	Costs associated with severance and other employee separations.

(d)	Costs mainly associated with the closure of the Company's former hub location in Indianapolis, IN. during fiscal year 2020, and the closure of our facility located in Wilmington, Delaware during fiscal year 2019.

(e)	Revenue deferred during the first quarter from the adoption of ASC 842 lease accounting standard.

(f)	One-time cost associated with the implementation of ASC 842.

(g)	We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

USE OF NON-GAAP FINANCIAL MEASURES

Reconciliation of our Net Income and Net Income Per Share Determined in Accordance with U.S. GAAP to our Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Income Per Share

Adjusted net income and adjusted net income per share are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as substitute for, financial measures prepared in accordance with GAAP. Management believes that adjusted net income and adjusted net income per share provides investors and management useful information about the income impact from certain non-routine items for the third quarter of 2020 compared to the third quarter of 2019.

	Third Quarter Ended,

(in thousands, except per share amounts)	September 5, 2020	September 7, 2019

GAAP net income	$3,958	$6,056

Severance costs	422	80

Costs and asset write-offs associated with site closures	22	1,020

Net tax effect of items above	(112)	(263)

Adjusted net income	$4,290	$6,893

GAAP diluted earnings per share	$0.17	$0.25

Severance cost per share	0.02	—

Costs and asset write-offs associated with site closures per share	—	0.04

Net tax effect per share of items above	(0.01)	(0.01)

Adjusted diluted income per share	$0.18	$0.28